FOR IMMEDIATE RELEASE

Contact:	Roger D. Plemens
President and Chief Executive Officer
(828) 524-7000

ENTEGRA FINANCIAL CORP. ANNOUNCES

FIRST QUARTER 2019 RESULTS

Franklin, North Carolina, April 25, 2019 — Entegra Financial Corp. (the “Company”) (NASDAQ: ENFC), the holding company for Entegra Bank (the “Bank”), today announced earnings and related data as of and for the three months ended March 31, 2019.

Highlights

The following tables highlight the trends that the Company believes are most relevant to understanding the performance of the Company. As further detailed in Appendix A to this press release, adjusted results (which are non-U.S. generally accepted accounting principles, or non-GAAP, financial measures) reflect adjustments for investment gains and losses, equity securities gains and losses, legal settlements, and merger-related expenses. See Appendix B to this press release for more information on our tax equivalent net interest margin.

	For the Three Months Ended March 31,
	(Dollars in thousands, except per share data)
	2019		2018		Change (%)
	GAAP	Adjusted	GAAP	Adjusted	GAAP	Adjusted
Net income	$3,815	$3,169	$3,582	$3,788	6.5%	-16.3%
Net interest income	$11,953	N/A	$12,393	N/A	-3.6%	N/A
Net interest margin (tax equivalent)	3.23%	N/A	3.49%	N/A	-7.4%	N/A
Return on average assets	0.92%	0.77%	0.90%	0.95%	2.2%	-18.9%
Return on average equity	9.26%	9.23%	9.48%	12.29%	-2.3%	-24.9%
Efficiency ratio	68.59%	69.61%	66.07%	64.36%	3.8%	-8.2%
Diluted earnings per share	$0.55	$0.46	$0.51	$0.54	7.8%	-14.8%

	As of March 31,	As of December 31,
	2019	2018
	(Dollars in thousands, except per share data)
Asset Quality:
Non-performing loans	$4,906	$4,857
Real estate owned	$2,256	$2,493
Non-performing assets	$7,162	$7,350
Non-performing loans to total loans	0.45%	0.45%
Non-performing assets to total assets	0.43%	0.45%
Net charge-offs	$58	$102
Allowance for loan losses to non-performing loans	245.47%	246.76%
Allowance for loan losses to total loans	1.12%	1.11%

Other Data:
Book value per share	$24.70	$23.54
Tangible book value per share	$20.76	$19.57
Closing market price per share	$22.45	$20.75
Closing price-to-tangible book value ratio	108.14%	106.03%
Common Equity to assets ratio	10.24%	9.95%
Tangible common equity to tangible assets ratio	8.75%	8.41%

Management Commentary

Roger D. Plemens, President and Chief Executive Officer of the Company, reported, “We are pleased with our increase in tangible book value per share which increased from $19.57 at December 31, 2018 to $20.76 at March 31, 2019, an increase of 6%. While our earnings this quarter were heavily impacted by weather delays in our SBA construction portfolio, we expect many of these projects to close in the second and third quarters of 2019. We also were pleased to announce that on March 31, 2019 we entered into a definitive settlement agreement with one of our former advisors pursuant to which the advisor agreed to pay Entegra $1.75 million. We are looking forward to the proposed merger announced on April 24, 2019, and will work diligently with the First Citizens team over the next several months to ensure a successful integration.”

Recent Developments

On April 24, 2019, Entegra announced its entry into a definitive agreement (the “Merger Agreement”) to merge with and into First Citizens BancShares, Inc. (“First Citizens”). On April 23, 2019, in connection with Entegra’s entry into the Merger Agreement, First Citizens, on behalf of Entegra, paid SmartFinancial, Inc., a Tennessee corporation (“SmartFinancial”), a termination fee of $6.4 million as required by the terms of the Agreement and Plan of Merger between Entegra and SmartFinancial (the “SmartFinancial Merger Agreement”), and the SmartFinancial Merger Agreement was terminated.

Net Interest Income

Net interest income decreased $0.4 million, or 3.5%, to $12.0 million for the three months ended March 31, 2019, compared to $12.4 million for the same period in 2018. The decrease in net interest income for the three months ended March 31, 2019 compared to the same period in 2018 was primarily due to increased costs of deposits and borrowings, partially offset by higher volumes in the loan portfolio, as well as an increase in the yields earned on cash and taxable investments. Tax equivalent net interest margin was 3.23% for the three months ended March 31, 2019, compared to 3.49% for the same period in 2018.

Provision for Loan Losses

The provision for loan losses was $0.1 million for the three months ended March 31, 2019, compared to $0.4 million for the same period in 2018. The provisions for loan losses are mainly attributable to organic loan growth and net charge-offs. The Company continues to experience modest levels of net charge-offs and non-performing loans.

Noninterest Income

Noninterest income increased $2.3 million, or 161.4%, to $3.7 million for the three months ended March 31, 2019, compared to $1.4 million for the same period in 2018, primarily as the result of the settlement of a legal dispute for $1.75 million and an increase of $0.5 million in equity security gains. Gains from the sale of SBA loans were negatively impacted by weather-related delays during the first quarter of 2019. Management expects the majority of the delayed closings to occur during the second and third quarters of 2019.

Noninterest Expense

Noninterest expense increased $1.6 million, or 17.7%, to $10.7 million for the three months ended March 31, 2019, compared to $9.1 million for the same period in 2018. The increase was primarily related to increased compensation and employee benefits and merger-related expenses, partially offset by reduced federal deposit insurance premiums.

Income Taxes

The effective tax rate for the three months ended March 31, 2019 was 20.5% compared to 17.2% for the same period in 2018. The increase in the effective tax rate in 2019 is primarily attributable to higher disallowed interest expense deductions and state income taxes. Income tax expense for both periods benefited from tax-exempt income related to municipal bond investments and bank-owned life insurance (“BOLI”).

Balance Sheet

Total assets increased $32.7 million, or 2.0%, to $1.67 billion at March 31, 2019 from $1.64 billion at December 31, 2018.

Cash and cash equivalents increased $29.2 million, or 42.2%, to $98.3 million at March 31, 2019 from $69.1 million at December 31, 2018, primarily as a result of merger-related restrictions which limited the use of excess cash.

Loans receivable increased $3.8 million, or an annualized rate of 1.4%, at March 31, 2019 from December 31, 2018. Loan growth continues to be primarily concentrated in commercial real estate and commercial and industrial loans.

Core deposits increased $33.6 million, or an annualized rate of 16.9%, to $828.9 million at March 31, 2019 from $795.3 million at December 31, 2018, primarily as a result of increased money market deposit balances. Retail certificates of deposit decreased $10.0 million to $340.0 million at March 31, 2019 from $350.0 million at December 31, 2018. Wholesale deposits increased $1.3 million to $77.3 million at March 31, 2019 from $76.0 million at December 31, 2018. We continue to focus on gathering core deposits, which increased to 67% of the Company’s deposit portfolio at March 31, 2019 compared to 65% at December 31, 2018.

Total shareholders’ equity increased $8.0 million to $170.9 million at March 31, 2019, compared to $162.9 million at December 31, 2018. This increase was primarily attributable to $3.8 million of net income and $4.0 million of after-tax increase in the market value of investment securities available for sale. Tangible book value per share, a non-GAAP measure, increased $1.19 to $20.76 at March 31, 2019 from $19.57 at December 31, 2018. See Appendix A for a reconciliation of our tangible book value per share to the comparable GAAP measure.

Asset Quality

Non-performing loans to total loans were 0.45% at both March 31, 2019 and 2018. Non-performing assets to total assets decreased to 0.43% at March 31, 2019, compared to 0.45% at December 31, 2018. Net loan charge-offs continue to remain modest, totaling $0.1 million for the three months ended March 31, 2019.

Non-GAAP Financial Measures

Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables in Appendix A, which provide a reconciliation of non-GAAP financial measures to GAAP financial measures. This press release and the accompanying tables discuss financial measures, such as adjusted noninterest expense, adjusted net income, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on tangible average equity, adjusted efficiency ratio, tangible common equity, tangible assets and tangible book value per share, which are all non-GAAP measures. We believe that such non-GAAP measures are useful because they enhance the ability of investors and management to evaluate and compare the Company’s operating results from period to period in a meaningful manner. Non-GAAP measures should not be considered as an alternative to any measure of performance as promulgated under GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results or financial condition as reported under GAAP.

About Entegra Financial Corp. and Entegra Bank

Entegra Financial Corp. is the holding company of Entegra Bank. The Company’s shares of common stock trade on the NASDAQ Global Market under the symbol “ENFC.”

Entegra Bank operates a total of 18 branches located throughout the Western North Carolina counties of Cherokee, Haywood, Henderson, Jackson, Macon, Polk and Transylvania, the Upstate South Carolina counties of Anderson, Greenville, and Spartanburg and the Northern Georgia counties of Pickens and Hall. The Bank also operates a loan production offices in Asheville, NC, and Clemson, SC. For further information, visit the Bank’s website www.entegrabank.com.

Disclosures about Forward-Looking Statements

The discussions included in this press release and its appendices may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” and “estimate,” and similar expressions, are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking, including statements about the benefits to Entegra of the proposed Merger, Entegra’s future financial and operating results and its plans, objectives, and intentions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of Entegra to differ materially from any results, performance, or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties, and other factors include, among others, (1) disruption from the proposed Merger, or recently completed mergers, with customer, supplier, or employee relationships, (2) uncertainties as to the timing of the Merger, (3) the risk that the proposed transactions may not be completed in a timely manner or at all, (4) the occurrence of any event, change, or other circumstances that could give rise to the termination of the Merger Agreement, including under circumstances that would require Entegra to pay a termination fee, (5) the failure to obtain necessary shareholder or regulatory approvals for the Merger, (6) the possibility that the amount of the costs, fees, expenses, and charges related to the merger may be greater than anticipated, including as a result of unexpected or unknown factors, events, or liabilities, (7) the failure of the conditions to the Merger to be satisfied, (8) reputational risk and the reaction of the parties’ customers to the merger, (9) the risk of potential litigation or regulatory action related to the merger, and (10) general competitive, economic, political, and market conditions. Additional factors which could affect the forward-looking statements can be found in Entegra’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, in each case filed with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at http://www.sec.gov. Except as may be required by applicable law, Entegra disclaims any obligation to update or revise any forward-looking statements contained in this communication, which speak only as of the date hereof, whether as a result of new information, future events, or otherwise.

Additional Information about the Proposed Transaction and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Entegra by First Citizens. In connection with the proposed transaction, Entegra intends to file with the SEC and furnish to its stockholders a proxy statement and other relevant documents which will be mailed or otherwise disseminated to its stockholders when it becomes available. BEFORE MAKING ANY VOTING DECISION, ENTEGRA’S SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) CAREFULLY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. Investors and security holders may also want to review and consider each of Entegra’s public filings with the SEC, including but not limited to its Annual Reports on Form 10-K, its prior proxy statements, its Current Reports on Form 8-K, and its Quarterly Reports on Form 10-Q.

The documents filed by Entegra with the SEC may be obtained free of charge at Entegra’s Investor Relations website at www.snl.com/IRW/CorporateProfile/4290505 under the heading “SEC Filings.” The documents filed by Entegra with the SEC can also be found at the SEC’s website at www.sec.gov. The Entegra documents may be obtained free of charge from Entegra by requesting them in writing to Entegra Financial Corp., 14 One Center Court, Franklin, North Carolina 28734, or by telephone at (828) 524-7000.

Participants in the Solicitation

Entegra and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from Entegra shareholders in connection with the proposed transaction under the rules of the SEC. Information about the directors and executive officers of Entegra may be found in the definitive proxy statement for Entegra’s 2018 annual meeting of shareholders, filed by Entegra with the SEC on April 2, 2018. Additional information regarding the interests of these participants will also be included in the proxy statement regarding the proposed transaction when it becomes available. Free copies of these documents may be obtained as described in the paragraph above.

ENTEGRA FINANCIAL CORP. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(Amounts in thousands, except share data)

	Three Months Ended March 31,
	2019	2018
Interest income	$16,542	$14,842
Interest expense	4,589	2,449

Net interest income	11,953	12,393

Provision for loan losses	116	361

Net interest income after provision for loan losses	11,837	12,032

Servicing income, net	89	94
Mortgage banking	263	239
Gain on sale of SBA loans	80	61
Loss on sale of investments	—	(12)
Equity securities gains (losses)	418	(53)
Service charges on deposit accounts	398	431
Interchange fees, net	246	248
Bank owned life insurance	180	200
Legal settlement	1,750	—
Other	278	208
Total noninterest income	3,702	1,416

Compensation and employee benefits	6,020	5,617
Net occupancy	1,120	1,092
Federal deposit insurance	142	279
Professional and advisory	325	277
Data processing	493	509
Marketing and advertising	279	209
Net cost of operation of real estate owned	7	50
Merger-related expenses	1,350	196
Other	1,002	894
Total noninterest expense	10,738	9,123

Income before taxes	4,801	4,325

Income tax expense	986	743

Net income	$3,815	$3,582

Earnings per common share:
Basic	$0.55	$0.52
Diluted	$0.55	$0.51

Weighted average common shares outstanding:
Basic	6,918,769	6,885,911
Diluted	6,943,861	7,027,884

ENTEGRA FINANCIAL CORP. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	March 31, 2019	December 31, 2018
	(Unaudited)	(Audited)
Assets
Cash and cash equivalents	$98,285	$69,119
Investments - equity securities	6,812	6,178
Investments - available for sale	357,132	359,739
Other investments, at cost	12,092	12,039
Loans held for sale (includes $3,270 and $2,431 at fair value)	9,208	7,570
Loans receivable	1,079,837	1,076,069
Allowance for loan losses	(12,043)	(11,985)
Real estate owned	2,256	2,493
Fixed assets, net	26,093	26,385
Bank owned life insurance	32,087	32,886
Net deferred tax asset	5,265	7,551
Goodwill	23,903	23,903
Core deposit intangibles, net	3,404	3,577
Other assets	24,820	20,917

Total assets	$1,669,151	$1,636,441

Liabilities and Shareholders’ Equity

Liabilities
Core deposits	$828,850	$795,261
Retail certificates of deposit	340,047	349,971
Wholesale deposits	77,322	76,008
Federal Home Loan Bank advances	213,500	213,500
Junior subordinated notes	14,433	14,433
Holding company line of credit	5,000	5,000
Post employment benefits	9,410	9,305
Other liabilities	9,664	10,091
Total liabilities	$1,498,226	$1,473,569

Total shareholders’ equity	170,925	162,872

Total liabilities and shareholders’ equity	$1,669,151	$1,636,441

APPENDIX A – RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Three Months Ended March 31,
	2019	2018
	(Dollars in thousands, except per share data)
Adjusted Noninterest Expense
Noninterest expense (GAAP)	$10,738	$9,123
Merger-related expenses	(1,350)	(196)
Adjusted noninterest expense (Non-GAAP)	$9,388	$8,927

Adjusted Net Income
Net income (GAAP)	$3,815	$3,582
Loss on sale of investments	—	9
Equity securities (gains) losses	(330)	42
Legal settlement	(1,383)	—
Merger-related expenses	1,067	155
Adjusted net income (Non-GAAP)	$3,169	$3,788

Adjusted Diluted Earnings Per Share
Diluted earnings per share (GAAP)	$0.55	$0.51
Loss on sale of investments	—	—
Equity securities (gains) losses	(0.05)	0.01
Legal settlement	(0.20)	—
Merger-related expenses	0.16	0.02
Adjusted diluted earnings per share (Non-GAAP)	$0.46	$0.54

Adjusted Return on Average Assets
Return on Average Assets (GAAP)	0.92%	0.90%
Loss on sale of investments	0.00%	0.00%
Equity secuirites (gains) losses	-0.08%	0.01%
Legal settlement	-0.33%	0.00%
Merger-related expenses	0.26%	0.04%
Adjusted Return on Average Assets (Non-GAAP)	0.77%	0.95%

Adjusted Return on Tangible Average Equity
Return on Average Equity (GAAP)	9.26%	9.48%
Loss on sale of investments	0.00%	0.03%
Equity securities (gains) losses	-0.80%	0.11%
Legal settlement	-3.36%	0.00%
Merger-related expenses	2.59%	0.41%
Effect of goodwill and intangibles	1.54%	2.26%
Adjusted Return on Average Tangible Equity (Non-GAAP)	9.23%	12.29%

Adjusted Efficiency Ratio
Efficiency ratio (GAAP)	68.59%	66.07%
Loss on sale of investments	0.00%	-0.06%
Equity securities gains (losses)	1.88%	-0.25%
Legal settlement	8.63%	0.00%
Merger-related expenses	-9.49%	-1.40%
Adjusted Efficiency Ratio (Non-GAAP)	69.61%	64.36%

	As Of
	March 31, 2019	December 31, 2018
(Dollars in thousands, except share data)
Tangible Assets
Total Assets	$1,669,151	$1,636,441
Goodwill and Intangibles	(27,307)	(27,480)
Tangible Assets	$1,641,844	$1,608,961

Tangible Book Value Per Share
Book Value (GAAP)	$170,925	$162,872
Goodwill and intangibles	(27,307)	(27,480)
Book Value (Tangible)	$143,618	$135,392
Outstanding shares	6,919,212	6,917,703
Tangible Book Value Per Share	$20.76	$19.57

APPENDIX B – TAX EQUIVALENT NET INTEREST MARGIN ANALYSIS (UNAUDITED)

	For the Three Months Ended March 31,
	2019			2018
	Average Outstanding Balance	Interest	Yield/ Rate	Average Outstanding Balance	Interest	Yield/ Rate
	(Dollars in thousands)
Interest-earning assets:
Loans, including loans held for sale	$1,069,700	$12,916	4.90%	$1,008,074	$11,892	4.78%
Loans, tax exempt (1)	17,246	137	3.21%	15,792	116	2.99%
Investments - taxable	255,539	2,082	3.26%	261,970	1,789	2.73%
Investment tax exempt (1)	102,427	962	3.76%	76,129	696	3.66%
Interest earning deposits	72,538	472	2.64%	86,644	349	1.63%
Other investments, at cost	12,045	204	6.87%	12,391	171	5.60%

Total interest-earning assets	1,529,495	16,773	4.45%	1,461,000	15,013	4.17%

Noninterest-earning assets	122,582			124,753

Total assets	$1,652,077			$1,585,753

Interest-bearing liabilities:
Savings accounts	$50,522	$14	0.11%	$51,123	$15	0.12%
Time deposits	419,097	1,676	1.62%	403,284	914	0.92%
Money market accounts	375,676	1,138	1.23%	319,351	366	0.46%
Interest bearing transaction accounts	200,654	98	0.20%	212,366	87	0.17%
Total interest bearing deposits	1,045,949	2,926	1.13%	986,124	1,382	0.57%

FHLB advances	213,500	1,396	2.62%	223,500	820	1.47%
Junior subordinated debentures	14,433	139	3.85%	14,433	138	3.82%
Other borrowings	9,368	128	5.54%	8,763	109	5.04%

Total interest-bearing liabilities	1,283,250	4,589	1.45%	1,232,820	2,449	0.81%

Noninterest-bearing deposits	189,511			183,071

Other non interest bearing liabilities	14,526			18,773

Total liabilities	1,487,287			1,434,664
Total equity	164,790			151,089

Total liabilities and equity	$1,652,077			$1,585,753

Tax-equivalent net interest income		$12,184			$12,565

Net interest-earning assets (2)	$246,245			$228,180

Average interest-earning assets to interest-bearing liabilities	119.19%			118.51%

Tax-equivalent net interest rate spread (3)			3.00%			3.36%
Tax-equivalent net interest margin (4)			3.23%			3.49%

(1) Tax exempt loans and investments are calculated giving effect to a 21% federal tax rate.

(2) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

(3) Tax-equivalent net interest rate spread represents the difference between the tax equivalent yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(4) Tax-equivalent net interest margin represents tax equivalent net interest income divided by average total interest-earning assets.